TREE CAPITAL LLC
CODE OF ETHICS

INTRODUCTION

Tree Capital LLC (“Tree Capital” or the “Advisor”) has adopted this Code of Ethics (Code) in accordance with rule 204A-1 of the Investment Advisers Act of 1940 (the “Adviser’s Act”). The Advisor has developed this Code to promote the highest levels of ethical conduct among our partners and employees (“Employees” or “you”). Among the purposes of the Code are to: (1) educate Employees regarding Tree Capital’s expectations and the laws governing their conduct; (2) remind Employees that they are in a position of trust and must act with complete propriety at all times; (3) protect the reputation of Tree Capital; (4) guard against violation of the securities laws; (5) protect Tree Capital’s Clients by deterring misconduct; and (6) establish procedures for Employees to follow so that the Advisor can assess whether our Employees are complying with the firm’s ethical principles.

PART 1.  GENERAL PRINCIPLES

Tree Capital has entered into a fiduciary relationship with our Clients. The term “Client” refers to all private funds managed by Tree Capital and also includes any discretionary managed accounts we may manage for third party Clients (“Managed Accounts”).  The Adviser owes each Client the utmost duty of loyalty, good faith, and fair dealing. As Employees of Tree Capital, you are obligated to uphold these important duties. Tree Capital embraces the following general principles with respect to the conduct of each of its Employees when acting on behalf of Tree Capital or in any capacity that affects the interests of Tree Capital’s Clients:

1.	The duty at all times to place the interests of our Clients first;

2.
The requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility;

3.	The fundamental standard that Tree Capital personnel should not take inappropriate advantage of their positions;

4.	The fiduciary principle that information concerning the identity of security holdings and financial circumstances of Clients is confidential;

5.	The principle that Tree Capital and its personnel will exercise independent, unbiased judgment in the investment decision-making process; and

6.	The importance of acting with honesty, integrity and professionalism in all aspects of our business.

These general principles govern all conduct, whether or not the conduct also is covered by more specific provisions below.  We expect all of our Employees will abide by this Code both in word and in spirit.  Failure to comply with this Code is a serious matter that may result in disciplinary action, up to and including termination of employment.

If you have any questions or need clarification regarding what the Code does and does not permit, please do not hesitate to contact Tree Capital’s Chief Compliance Officer (“CCO”).

PART 2.  SCOPE OF THE CODE

The Code addresses the personal trading and other securities-related conduct of Tree Capital’s Employees and is an integral part of the Advisor’s compliance program.  The Advisor has developed other compliance policies and procedures, some of which may be applicable to you.  Tree Capital’s CCO or other personnel will notify you regarding the other compliance policies and procedures to which you must adhere.

A.           Persons Covered by the Code

This Code applies to each of Tree Capital’s Employees, all of whom the Advisor deems to be “Access Persons” for purposes of this Code.  Certain provisions of this Code also apply to the “Family Members” of Access Persons.  The term “Family Members” includes an Access Person’s spouse, domestic partner, minor children, and relatives by blood or marriage living in the person’s household (including an adult child, stepchild, grandchild, parent, stepparent, grandparent, sibling, or in-laws). The Advisor’s CCO may designate additional persons as Access Persons subject to the Code from time to time as appropriate, such as independent contractors or consultants.

B.           Securities Covered by the Code

The term “Covered Security” as used in this Code means any stock, bond, warrant, future, exchange-traded fund, closed end fund, investment contract or any other instrument that is considered a “security” under the Advisers Act.  The term “Covered Security” is very broad and includes instruments and products such as: (1) options on securities, on indexes, and on currencies; (2) all kinds of limited partnerships; (3) open-end mutual funds advised or sub advised by Tree Capital; (4) foreign unit trusts and foreign mutual funds; and (5) private investment funds, hedge funds, and investment clubs.

The term “Covered Security” does NOT include: (1) direct obligations of the U.S. government; (2) bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements; (3) shares issued by money market funds; (4) shares of open-end mutual funds not advised or sub advised by Tree Capital; and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds.

The Code governs any “Covered Security” in which you, as an Access Person, have any direct or indirect beneficial interest, including interests in a trust, partnership, or retirement plan.  For purpose of this Code, you are presumed to have a “beneficial interest” in securities or accounts held by your Family Members – See definition in Part 2.A. above.

PART 3.  STANDARDS OF BUSINESS CONDUCT

You are required to comply with certain standards of business conduct in accordance with Tree Capital’s fiduciary obligations to our Clients.

A.           Compliance with Laws and Regulations

You must comply with all applicable federal securities laws.  You are not permitted, in connection with the purchase or sale (directly or indirectly) of a security held or to be acquired by a Tree Capital Client:

1.	To defraud the Client in any manner;
2.	To mislead the Client, including by making a statement that omits material facts;
3.	To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon the Client;
4.	To engage in any manipulative practice with respect to the Client; or
5.	To engage in any manipulative practice with respect to securities, including price manipulation.

B.           Conflicts of Interest

As a fiduciary, Tree Capital has an affirmative duty of loyalty, honesty, and good faith to act in the best interest of our Clients.  There are many types of potential conflicts of interest.  For example, a conflict of interest occurs when the personal interest of an employee interferes (or could potentially interfere) with the employee’s responsibilities to the Advisor and its Clients.  The Advisor strives to identify and avoid conflicts of interest with Clients and to fully disclose all material facts concerning any conflict that does arise with respect to any Client.  All Employees should strive to avoid conflicts of interest and any situation that may have the appearance of a conflict or impropriety.

1.	Conflicts Among Client Interests. You are prohibited from inappropriate favoritism of one Client over another Client that would constitute a breach of fiduciary duty.

2.
Competing with Client Trades. You are prohibited from using knowledge about pending or currently considered securities transactions for Clients to profit personally (directly or indirectly) as a result of such transactions, including by purchasing or selling such securities – referred to as “front running.” Conflicts raised by personal securities transactions also are addressed more specifically below.

3.	Disclosure of Personal Interest. Employees who make investment decisions for Clients, provide information or advice to portfolio managers, or help execute and/or implement a portfolio manager’s decision (“Investment Personnel”) are prohibited from recommending, implementing, or considering any securities transaction for a Client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to the CCO. If the CCO deems the disclosed interest to present a material conflict, the CCO will approve and sign off on any decision-making process regarding the securities of that issuer. This provision applies in addition to Tree Capital’s quarterly and annual personal securities reporting requirements set forth in Section D below.

4.
Referrals/Brokerage. You are required to act in the best interests of Tree Capital’s Clients regarding execution and other costs paid by Clients for brokerage services. You must strictly adhere to Tree Capital’s policies and procedures regarding brokerage (including best execution, soft dollars, and directed brokerage, if applicable).

5.
Vendors and Suppliers. You must disclose to the CCO any personal investments or other interests in vendors or suppliers with respect to which that person negotiates or makes decisions on behalf of the firm. If you have such an interest, it is within the CCO’s sole discretion to prohibit you from negotiating or making decisions regarding Tree Capital’s business with those companies.

6.
No Transactions with Clients. You are not permitted to knowingly sell to, or purchase from, a Client any security or other property, except that you may purchase securities issued by a publicly-traded Client, subject to the personal trading procedures described below in Section D.

C.           Insider Trading

You are prohibited from any trading, either personally or on behalf of others, while in possession of material, nonpublic information. You are prohibited from communicating material nonpublic information to others in violation of the law.  Additionally, all Employees who come into contact with material nonpublic information are subject to Tree Capital’s prohibitions on insider trading and any potential sanctions. See Tree Capital’s Prevention of Insider Trading Policy for more information.

Insider trading is a very serious matter. Penalties for violating Tree Capital’s insider trading policy may include (in addition to termination of employment) civil injunctions, permanent bars from employment in the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines, and jail sentences.

D.           Personal Securities Transactions

You (and your Family Members) are required to strictly adhere to Tree Capital’s policies and procedures regarding personal securities transactions in covered securities.

1.	General. You are prohibited from trading Latin American Securities.

2.
Limited or Private Offerings – Pre-Clearance. Prior written approval by the CCO is required before you purchase, sell or transfer securities in a limited offering (e.g. private placement). The CCO shall consider among other factors in approving such a transaction, whether the investment opportunity should be reserved for Clients, and whether the opportunity is being offered to you by virtue of your position with Tree Capital. (See Limited or Private Offering Request Form - COE Schedule 4).

3.
Initial Public Offering – Prohibition. Employees are generally prohibited from acquiring any securities in an initial public offering. Any exceptions to this general prohibition are subject to pre-clearance and appropriate documentation by the CCO.

4.
Excessive Trading. Employees (and their Family Members) must not conduct excessive trading in their personal securities accounts.  Employees and their Family Members are prohibited from effecting more than ten (10) securities transactions (purchases, sales or transfers) in all personal securities accounts within a thirty day period.

PART 4.   COMPLIANCE PROCEDURES

A.	Personal Securities Transaction Procedures and Reporting

Pre-clearance Procedures. You are required to obtain in advance written pre-clearance from the CCO for any private placements including those in Tree Capital managed funds and any initial public offerings by submitting an email trade request. Pre-clearance is valid only on the day it is granted.

2.	Reporting Requirements

a.
Holdings Reports. You are required to submit to the CCO a holdings report that includes: (1) information regarding all holdings in Covered Securities in which you or your Family Members have a beneficial interest; and (2) the name of any broker or bank with which you or your Family Members have an account containing any securities (not just Covered Securities) in which you or your Family Members have a beneficial interest. New Employees should submit these reports within 10 days of employment with Tree Capital, and thereafter on an annual basis. Reports should be current as of a date not more than 45 days before the report is due. The CCO will provide you with Initial and Annual Holdings report forms as appropriate. See Initial Holdings Report - COE Schedule 5 and Annual Holdings Report - COE

Schedule 6.

b.
Quarterly Transaction Reports. You are required to submit to the CCO quarterly transaction reports or brokerage statements that cover all transactions in Covered Securities in which you or your Family Members have a beneficial interest no later than 30 days after the end of each calendar quarter. Certain types of transactions, listed in subsection e below, are not required to be included in these reports.

c.
Quarterly Account Establishment Reports. You must disclose to the CCO any account opened during the quarter containing securities held for your direct or indirect benefit (or the direct or indirect benefit of your Family Members). See Quarterly Account Establishment Report - COE Schedule 7.

d.
Confidentiality of Reports. Tree Capital will keep confidential all transactions and holdings reports, except to the extent necessary to implement and enforce the provisions of the Code or to comply with requests for information from government authorities.

	e.	Reporting Exemptions. The following reporting exemptions apply:

		i.	Any report with respect to securities held in accounts over which the you and/or your Family Members have no direct or indirect influence or control;

		ii.	Any transaction report with respect to transactions effected pursuant to an automatic investment plan (including dividend reinvestment plans); and

iii.
Any transaction report that would duplicate information contained in broker trade confirmations or account statements that Tree Capital holds in its records so long as the CCO receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

3.
Duplicate Brokerage Statements. You and your Family Members must direct your brokers to provide to the CCO, on a timely basis, duplicate copies of periodic statements for all securities accounts. These brokerage account statements may be used in lieu of submitting quarterly transaction reports, provided that all of the required information is contained in the statements.

4.
Monitoring of Personal Securities Transactions. The CCO is responsible for periodically reviewing personal securities transactions and holdings reports. A Managing Partner is responsible for reviewing and monitoring the personal securities transactions of the CCO and for taking on the responsibilities of the CCO in the CCO’s absence.

5.	Exempt Securities. Exempt securities are not required to be reported or subject to any pre-clearance. The following are considered exempt securities:

		i.	Direct obligations of the Government of the United States;

		ii.	Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

iii.	Shares issued by money market funds;

iv.	Shares issued by open-end funds; and

i.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

B.	Certification of Compliance

	1.	Initial Certification. You are required to provide written certification that you have:
(a) received a copy of the Code; (b) read and understood all provisions of the Code; and

(c) agreed to comply with the terms of the Code. See Certificate of Initial Receipt of Code of Ethics - COE Schedule 1.  Such initial certification must be provided within ten days of becoming designated as an Access Persons under the Code.

2.
Acknowledgement of Amendments. The Advisor will provide you with any amendments to the Code and you must submit a written acknowledgement that you have received, read, and understood the amendments to the Code. See Certificate of Receipt of Amended Code of Ethics - COE Schedule 2.

3.
Annual Certification. You are required to certify on an annual basis that that you have read, understood, and complied with the Code. See Certificate of Annual Receipt of Code of Ethics - COE Schedule 3.

PART 5.  RECORDKEEPING

The Advisor maintains the following records related to the Code in a readily accessible place:

1.	A copy of each Code that has been in effect at any time during the past five years;
2.	A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;
3.	A record of compliance certifications for each person who is currently, or within the past five years was, an Access Person;
4.	Holdings and transactions reports made pursuant to the Code, including any brokerage account statements made in lieu of these reports;
5.	A list of the names of persons who are currently, or within the past five years were Access Persons;
6.	A record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in a limited offering, initial public offering; and
7.	A record of any decision and supporting reasons for granting any Employee a waiver from or exception to the Code.

PART 6.  DISCLOSURE TO INVESTORS

The CCO shall be responsible for providing an updated copy of the Code to any investor in a Client or prospective investor upon request.

PART 7.    ADMINISTRATION AND ENFORCEMENT OF THE CODE

A.
Training and Education. The CCO shall be responsible for training and educating Employees regarding the Code. Such training shall be mandatory for all Employees and shall occur on an annual basis or more frequently as determined necessary by the CCO.

B.	Annual Review. The CCO shall review the adequacy of the Code and the effectiveness of its implementation as the CCO deems appropriate, but no less frequently than annually.

C.	Reporting Violations. You are required to report actual or suspected violations of the firm’s Code of Ethics promptly to the CCO, or in the case of a violation by the CCO, to senior management.

	1.	Confidentiality. Any reports created to satisfy the requirements of the Code shall be treated confidentially and shall be investigated promptly as required by the particular circumstances.

2.
Types of Reporting. You are obligated to report any: (a) noncompliance with applicable laws, rules, and regulations; (b) fraud or illegal acts involving any aspect of the firm’s business; (c) material misstatements in regulatory filings, internal books and records, Clients records or reports; (d) activity that is harmful to Clients; and (e) material deviations from required controls and procedures that safeguard Clients and the firm.

3.
Guidance. You are encouraged to seek guidance from the CCO or other senior management with respect to any action or transaction that may violate the Code and to refrain from any action or transaction with might lead to the appearance of a violation.

D.
Sanctions. As noted in Part 1. of this Code, a violation of the Code may result in any disciplinary action that the CCO or senior management deems appropriate, including but not limited to a warning, fines, disgorgement, suspension, demotion, or termination of employment. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

E.	Further Information Regarding the Code. You should contact the CCO to obtain any additional information about compliance and ethics issues.

Certification of Initial Receipt of Code of Ethics
COE Schedule 1

Name (please print)

This is to certify that I have:

1.	Received a copy of the Code of Ethics (Code) of Tree Capital LLC (Tree Capital) on _____________________ (insert date received);
2.	Read and understood all the provisions of the Code;
3.	Agree to comply with the terms of the Code; and
4.	Agree to promptly report to the Chief Compliance Officer of Tree Capital any violation or apparent violation of the Code of which I become aware.

I understand further that any violation of Code may be grounds for disciplinary action or dismissal and may also be a violation of the federal and/or state securities laws.

Signature

Date

RECEIPT:

Chief Compliance Officer

Certification of Receipt of Amended Code of Ethics
COE Schedule 2

Name (please print)

This is to certify that I have:

1.	Received a copy of the amended Code of Ethics (Code) of Tree Capital LLC (Tree Capital) on _____________________ (insert date received);
2.	Read and understood all the provisions of the Code, as amended;
3.	Agree to comply with the terms of the Code as amended; and
4.	Agree to promptly report to the Chief Compliance Officer of Tree Capital any violation or apparent violation of the Code of which I become aware.

I understand further that any violation of Code may be grounds for disciplinary action or dismissal and may also be a violation of the federal and/or state securities laws.

Signature

Date

RECEIPT:

Chief Compliance Officer

Certification of Annual Receipt of Code of Ethics
COE Schedule 3

Name (please print)

This is to certify that I have:

1.	Received a copy of the Code of Ethics (Code) of Tree Capital LLC (Tree Capital) on _____________________ (insert date received);
2.	Read and understood all the provisions of the Code;
3.	Complied with the Code during the course of my association with Tree Capital and I will continue to do so in the future; and
4.	Agree to promptly report to the Chief Compliance Officer of Tree Capital any violation or apparent violation of the Code of which I become aware.

I understand further that any violation of Code may be grounds for disciplinary action or dismissal and may also be a violation of the federal and/or state securities laws.

Signature

Date

RECEIPT:

Chief Compliance Officer

Limited or Private Offering Request Form
COE Schedule 4

The following supplement should be completed and delivered to the Tree Capital CCO for approval prior to any investment in a limited or private offering in accordance with the Tree Capital Code.

1.	Name of proposed investment: ______________ Date of Investment: ________________________________________________
2.	Nature of the investment: __________________________________________________________________________________
3.	Amount to be invested: _______________ No. of shares ______ % of ownership _____%
4.	Terms of investment: Equity or Debt: ________; Maturity Date: ___________; Any further investment contemplated: ____________________________

5.	Was the investment offered to you as a result of your affiliation with Tree Capital? _______
6.	Do you hold a position as officer of the offering company or do you have other duties in connection with the investment? ________________________________________________
7.
Do you, or will you, provide investment advice to the company or any affiliate of the company? If yes, please describe: ________________________________________________________ ______________________________________________________________________________________________________

8.
Are you informed or consulted about investments of the company? If yes, please describe: __________________________________________________________________________ _______________________________________________________________________________________________________

9.	How frequently will you receive statements/communications regarding the investment? _____________________________________________________________________________
10.	Is the company privately/publicly held: _________________________________________________________________________________________________________________
11.	If privately held, are you aware of any plan to bring the company public? __________________________________________________________________________________________

12.	Have you informed the company that you are a “restricted person” in the event of an initial public offering of securities? _____________________________________________________
13.	Describe any connections between the company and Tree Capital: __________________________________________________________________________

14.	Describe any Client connections to this investment: ___________________________

15.	Are you aware of any conflicts of interest between your duties at Tree Capital and this investment? _______________________________________________________________________________

Please attach any relevant reports/statements that describe the investment.

I hereby certify that to the best of my knowledge, the information provided above is true and correct. I will promptly notify the Tree Capital CCO in the event of any material changes to the information provided.

___________________	______________________
Employee Signature	Date Submitted:

Compliance Review

Reviewed By: ___________________	Approved ______	Denied ______

Initial Holdings Report
COE Schedule 5

I, ______________________ (Print Name), herby certify that as of the date below, I held the attached positions in “Covered Securities” as defined in Part 2.B. of the Code of Ethics (Code) of Tree Capital LLC (Tree Capital) and as required to be reported under the Tree Capital Code and Rule 204A-1 of the Advisers Act.

This report excludes any Covered Securities held in accounts over which the undersigned access person has no direct or indirect influence or control.

In addition, the attached includes any broker or bank where I maintain an account in which any securities are held for me or my Family Members’ direct or indirect benefit:

I certify that this Initial Holdings Report is complete and accurate, and I understand that as an Access Person of Tree Capital, that this Initial Holdings Report should be completed and submitted to Tree Capital’s Chief Compliance Officer within 10 days of my employment with Tree Capital.

Signature

Date

RECEIPT:

Chief Compliance Officer

Annual Holdings Report
COE Schedule 6

I, ______________________ (Print Name), herby certify that as of December 31, 20_____, I held the attached and/or the below positions in the following “Covered Securities” as defined in Part 2.B. of the Code of Ethics (Code) of Tree Capital LLC (Tree Capital) and as required to be reported under the Tree Capital Code and Rule 204A-1 of the Advisers Act.

Title of Security Ticker Symbol or Cusip	Type of Security	No. of Shares (Principal Amount)	Name of Broker or Bank Account

This report excludes any covered securities held in accounts over which the undersigned access person has no direct or indirect influence or control.

Name of any broker or bank where I maintain an account in which any securities are held for me or my Family Members’ direct or indirect benefit:

Broker/Bank

1.
2.
3.

I certify that this Annual Holdings Report is complete and accurate, and I understand that as an Access Person of Tree Capital, that this Annual Holdings Report should be completed and submitted to Tree Capital’s Chief Compliance Officer on annual basis.

Signature

Date

RECEIPT:

Chief Compliance Officer

Quarterly Account Establishment Report
COE Schedule 7

I, ______________________ (Print Name), herby certify that for the calendar quarter ended ___________________, the following accounts were established for “Covered Securities” as defined in Part 2.B. of the Code of Ethics (Code) of Tree Capital LLC (Tree Capital) and as required to be reported under the Tree Capital Code.

Name of Broker/Dealer or Bank Where Account Was Established	Date Account Was Established

This report excludes any accounts established that holds Covered Securities over which the undersigned Access Person has no direct or indirect influence or control.

I certify that this Quarterly Account Establishment Report is complete and accurate, and I understand that as an Access Person of Tree Capital, I must complete this Quarterly Account Establishment Report and submit it to the Tree Capital Chief Compliance Officer when new accounts have been established.

Signature

Date

RECEIPT:

Chief Compliance Officer